Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-277700, 333-270351, 333-263268, 333-252534, and 333-251158 on Form S-8 of our report dated March 2, 2026, relating to the financial statements of Seer, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 2, 2026